EXHIBIT 31.4

CERTIFICATION

I, John Harland, certify that:

1.	I have reviewed this annual report on Form 10-K/A of WaferGen Bio-systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2011

/s/ JOHN HARLAND
John Harland
Interim Chief Financial Officer
(principal financial officer)